U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: April 21, 2000



                         ACCIDENT PREVENTION PLUS, INC.
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



        00-26257                                         11-3461611
(Commission file number)                    (I.R.S. Employer Identification No.)




                             325 Wireless Boulevard
                            Hauppauge, New York 11788
                    (Address of Principal Executive Offices)


                                 (631) 360-0600
                           (Issuer's telephone number)

Items 1 through 3, and 5, 6 and 8 not applicable.

Item 4. Changes in Registrant's Certifying Accountant

     On July 28, 1999, Jeff R. Pearlman, the principal independent accountant of Accident Prevention Plus, Inc., a Nevada corporation (the "Company") declined to stand for re-election. Subsequently, management of the Company determined that the accounting firm of Massella, Tomaro & Co., LLP, be engaged to provide accounting services. During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of Mr. Pearlman, there were no disagreements with Mr. Pearlman which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mr. Pearlman, would have caused Mr. Pearlman to make reference to the subject matter of the disagreements in connection with his reports. Mr. Pearlman, as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company's financial statements, nor modify his opinion as to uncertainty, audit scope or accounting principles.

     On August 1, 1999, the board of directors of the Company approved and authorized the engagement of Massella, Tomaro & Co., LLP, 375 North Broadway, Suite 103, Jericho, New York 11753 as the principal independent accountant for the Company.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits.

          16. Letter on Change in Certifying Accountant.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            ACCIDENT PREVENTION PLUS, INC.


Date: April 21, 2000                        By: /s/ Steven H. Wahrman
--------------------                        -------------------------
                                            Steven H. Wahrman, President